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                                                                      EXHIBIT 23






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration Statements on Form S-8 Registration Statement No. 33-99552, Form S-8 Registration Statement No. 333-18765, Form S-8 Registration Statement No. 333-19419, Form S-8 Registration No. 333-40609, Form S-8 Registration Statement No. 333-40607 and Form S-8 Registration Statement No. 333-40605.





ARTHUR ANDERSEN LLP



Cleveland, Ohio,
March 18, 1998